                                                                   EXHIBIT 10.20
                              HEWITSON BECKE + SHAW
                                   SOLICITORS




                            GENOMIC SOLUTIONS LIMITED


                                 SALE OF SHARES
                           IN HD TECHNOLOGIES LIMITED


                                  JANUARY 2000



CONTENTS:

1. SHARE SALE AGREEMENT-   (25.1.00) - between Genomic Solutions Limited (1),
                           SC Davis and AD Hoffmann (2) and HD Technologies
                           Limited (3)


2. LICENCE AGREEMENT:-     (25.1.00) - between Genomic Solutions Limited (1)
                           and HD Technologies Limited (2)


3. 2 X SIDE LETTERS from Thermo Quest:
          a) re: Collaboration Agreement (16.4.98)
          b) re: Contract Manufacturing Agreement (13.7.99)


4. MISCELLANEOUS PAPERS:
          a) Notice by GSL of removal of P.N. King as Nominated Director of HDT
          b) Form 288(b)
          c) Copy letter from Nat West Bank Plc
          d) Form of release - White Pines
          e) 2 x Stock transfer forms


5. CONTRACT MANUFACTURING AGREEMENT:- (13.7.99) - copy included for completeness

                              DATED 25 January 2000
                              ---------------------


                           GENOMIC SOLUTIONS LIMITED        (1)



                                   S C DAVIS                (2)

                                  A D HOFFMAN


                                    - and -


                          H D TECHNOLOGIES LIMITED          (3)




                            -------------------------

                                   AGREEMENT
                            for the sale of shares in
                             HD Technologies Limited

                            -------------------------





                                 tumer parkinson
                                   Solicitors
                                Hollins Chambers
                                64a Bridge Street
                                   Manchester
                                     M3 3BA

                                    Ref: NGM

THIS AGREEMENT is made on 25th January 2000
--------------

BETWEEN:
-------

(1) GENOMIC SOLUTIONS LIMITED (No 2315315) whose registered office is at Blackstone Road, Huntingdon, Cambridgeshire, PE18 6EF ("GSL");

(2) The persons whose names and addresses are set out in Schedule 1 ("THE PURCHASERS"); and

(3) H D TECHNOLOGIES LIMITED (No 2916498) whose registered office is at 3 Chester Road, Neston, South Wirral, Cheshire, L64 9PA ("THE COMPANY").

WHEREAS:
-------

Genomic wishes to sell and the Purchasers wish to acquire the Sale Shares (as hereinafter defined) on and subject to the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1   In this Agreement, unless the context otherwise requires:

      (a)   the following words have the following meanings:

            "BUSINESS DAY" means a day (other than Saturday or Sunday) when banks are open for ordinary banking business in London;

            "COLLABORATION AGREEMENT means the collaboration agreement dated 16 April 1998 between the Company (1) and GSL (2);

            "CONTRACT MANUFACTURING AGREEMENT" means the contract manufacturing agreement dated 13 July 1999 between the Company (1) and GSL (2);

            "COMPLETION" means completion of the sale and purchase of the Sale Shares in accordance with clause 5;

            "ENCUMBRANCE" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement or a rental, hire purchase, credit sale or other agreement for payment on deferred terms;

     "GROUP" means either the GSL Group or the ThermoQuest Group, according to the context;

     "GSL GROUP" means:

     (a) GSL;

     (b) any Holding Company of GSL from time to time;

     (b) any Subsidiary from time to time of such Holding Company; and

     (c) any Subsidiary from time to time of GSL,

     "GSI" means Genomic Solutions Inc;

     "HOLDING COMPANY" AND "SUBSIDIARY" have the meanings given to them in section 736 of the Companies Act 1985;

     "OPTION AGREEMENTS" means the non-qualified stock option agreements in the agreed form relating to the granting of options to purchase common stock of Genomic Solutions Inc in favour of each of the Purchasers;

     "SALE SHARES" means the 300 Convertible Redeemable Preference Shares of Pound Sterling 1 each of the Company registered in the name of GSL whether or not converted;

     "THE SUBSCRIPTION AGREEMENT" means the subscription agreement dated 16 April 1998 made between GSL (1) GSI (2) the Company (3) and the Purchasers
     (4);

     "THE THERMOQUEST AGREEMENT" means an agreement proposed to be entered into between the Purchasers (1) and ThermoQuest or any member of the ThermoQuest Group (2);

     "THERMOQUEST" means ThermoQuest Corporation;

     "THERMOQUEST GROUP" means:

     (a) ThermoQuest;

     (b) any Holding Company of ThermoQuest from time to time;

     (c) any Subsidiary from time to time of such Holding Company; and

     (d) any Subsidiary from time to time of ThermoQuest;

     "THE WARRANTIES" means the warranties, undertakings and representations set out in clause 6;

          (b) any reference to a recital, clause or Schedule is to the relevant recital, clause or Schedule of or to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the clause or Schedule in which it appears;

          (c) the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

          (d)  use of the singular includes the plural and vice versa;

          (e)  use of any gender includes the other genders;

          (f) any reference to "persons" includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality);

          (g) any reference to a document being "in the agreed form" means a document in a form agreed by the parties and initialled by, or on behalf of, all of them for the purpose of identification as such;

          (h) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

          (i) the Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules.

2.   SALE OF SHARES

2.1 Subject to the terms of this Agreement, GSL with full title guarantee shall sell and the Purchasers shall relying on the Warranties purchase, free from all Encumbrances and together with all rights now or hereafter attaching thereto, the Sale Shares.

2.2 Neither the Purchasers nor GSL shall be obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

3.   CONSIDERATION

3.1  The total consideration for the Sale Shares shall be the sum of US
     $600,000.

4.   CONDITION

4.1 Completion is conditional upon the ThermoQuest Agreement being entered into and becoming, in accordance with its terms, unconditional in all respects

     (other than in respect of any condition relating to the Completion of this Agreement) and in the event that the foregoing condition shall not have been satisfied on or before 29 February 2000 this Agreement shall lapse and no party shall make any claim against any other in respect hereof, save for any antecedent breach.


5.   COMPLETION

5.1 Completion shall take place at the offices of the Company's solicitors, being Hollins Chambers, 64a Bridge Street, Manchester, M3 3BA.

5.2  On Completion GSL shall deliver to the Purchaser:

     (a) duly executed transfers of the Sale Shares by the registered holder thereof in favour of the Purchasers or their nominees together with the relative share certificate;

     (b) such waivers or consents as the Purchasers may require to enable the Purchasers or its nominees to be registered as holders of the Sale Shares; and

     (c) notification in accordance with the Articles of Association of the Company removing the Nominated Director (as defined in the Subscription Agreement);

     (d)  a duly executed licence in the form set out in Schedule 2.

5.3  On Completion the Purchasers shall:

     (a) pay the consideration for the Sale Shares as provided by clause 3, payment to be made by way of telegraphic transfer to the client account of Messrs Hewitson Becke and Shaw, Cambridge, Solicitors; and

     (b)  deliver to GSL a duly executed licence in the form set out in Schedule
          2.

5.4 GSL shall procure that GSI shall deliver to the Purchasers as soon as practicable following Completion amended Option Agreements in a form acceptable to the Purchasers providing, inter alia, for such agreements to subsist notwithstanding the employment of the Purchasers by a member of the ThermoQuest Group.

5.5 If in any respect the obligations of GSL or the Purchasers are not complied with on the date of Completion the party not in default may:

     (a) defer Completion to a date not more than 28 days after the date of Completion (and so that the provisions of this clause 5.5, apart from this item, shall apply to Completion as so deferred); or

     (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

     (c)  rescind this Agreement.

6.   WARRANTIES

6.1  GSL warrants, represents and undertakes that:

     (a) GSL is the beneficial and legal owner of the Sale Shares and is entitled to sell the Sale Shares will full title guarantee to the Purchasers free from all Encumbrances without the consent of any third party;

     (b) GSL has full power and authority to enter into this Agreement, and any other documents to be executed in connection with it, all of which constitute (or will when executed constitute) legal and valid binding obligations on it enforceable in accordance with their respective terms;

     (c) the Sale Shares constitute the whole of the issued share capital of the Company under the legal or beneficial ownership or control of GSL and are fully paid;

     (d) no member of the GSL Group has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer or any share or loan capital or any other security giving rise to a right over the capital of the Company under any other agreement (including conversion rights or rights of pre-emption).

7.   RELEASE

7.1 In consideration of the Purchasers entering into this Agreement, GSL hereby irrevocably releases the Company and the Purchasers from all and any obligations and liabilities to GSL incurred by the Company and/or the Purchasers pursuant to the Subscription Agreement including, without limitation, from any obligation to enter into any negotiations concerning a licence for the manufacture and exploitation of the Orbitrap Spectrometer as provided by clause 8 of the Subscription Agreement.

7.2 The parties hereby acknowledge that nothing contained herein shall operate so as to bring to an end the continuing obligations of any of them pursuant to the Collaboration Agreement or the Contract Manufacturing Agreement.

8.   FURTHER ASSURANCE

8.1 At any time after the date hereof GSL shall, at the request and cost of the Purchasers, execute or procure the execution of such documents and do or procure the doing of such acts and things as the Purchasers may reasonably require for the purpose of vesting the Sale Shares in the Purchasers or its nominees and giving to the Purchasers the full benefit of all the provisions of this Agreement.

9.   INVALIDITY

9.1 If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

10.  NOTICES

10.1 Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 10.2 and may be:

     (a) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

     (b) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

     (c) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

     (d) sent by fax, in which case it shall be deemed to have been given when despatched, subject to confirmation or uninterrupted transmission by a transmission report provided that any notice despatched by fax after
          17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 on the next Business Day.

10.2 The address and the other details of the parties referred to in clause
          100.1 are, subject to clause 10.3:


     Genomic Solutions Limited
     8 Blackstone Road
     Huntingdon
     Cambridgeshire
     PE18 6EF

     Fax number: 01480 471660

               H D Technologies Limited
               95-98 Atlas House
               Simonsway
               Manchester
               M22 5PP

               Fax number: 0161 499 7603

               cc. General Counsel
               81 Wyman Street
               Post Office Box 9046
               Waltham
               MA 02254-9046
               USA

               Fax number: 00 1 781 622 1283

               Stephen Charles Davis: as set out in Schedule 1

               Andrew David Hoffman: as set out in Schedule 1

          10.3 Any party to this Agreement may notify the other parties of any change to its address or other details specified in clause 10.2, provided that such notification shall be effective only on the date specified in such notice or five Business Days after the notice is given, whichever is later.

          11.  ASSIGNMENT

          11.1 No party shall be entitled to assign or transfer its rights and obligations under this Agreement (whether in whole or part) without the prior consent of the other parties, unless such assignment or transfer is to a member of the assigning party's Group.

          12.  LAW AND JURISDICTION

          12.1 This Agreement shall be governed by, and construed in accordance with, English law.

          12.2 In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("PROCEEDINGS") each of the parties irrevocably submits to the jurisdiction of the English courts and waives any objection to proceedings in such courts on the grounds of venue or on the grounds that the proceedings have been brought in an inconvenient forum.

          IN WITNESS whereof this Agreement has been executed as a deed on the day and year first before written.

                                   SCHEDULE 1

                                 The Purchasers



Stephen Charles Davis
8 Flash Lane
Bollington
Macclesfield
Cheshire
SK10 5AQ

Andrew David Hoffman
15 Spath Road
Didsbury
Manchester
M20 2QT

                                   SCHEDULE 2
                                   ----------


THIS AGREEMENT is made on                      2000

BETWEEN:

(1) GENOMIC SOLUTIONS LIMITED (No 2315315) whose registered office is at 8 Blackstone Road, Huntingdon, Cambridgeshire, PE18 6EF ("GSL"); and

(2) H D TECHNOLOGIES LIMITED (No 2916498) whose registered office is at 3 Chester Road, Neston, South Wirral, Cheshire, L64 9PA ("HDT").


WHEREAS:

(A)  GSL is the registered proprietor of the Patent (as defined below).

(B) By an agreement dated of even date it was agreed between the parties thereto that GSL would grant to HDT a licence under the said Patent and HDT would grant to GSL a licence back as herein set forth.

(C)  Accordingly, the parties have now agreed to execute this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

1.1  this Schedule, unless the context otherwise requires:

     (a)  the following terms shall have the following meanings

          "COPYRIGHT" means all copyright and all rights in databases and database rights and rights in the nature of copyright to which either party may now be or may subsequently become entitled in or in respect of all drawings and other documents, recordings in any form and all other materials bearing or embodying any part of the Technical Information including without limitation any such materials consisting of or containing software or databases;

          "EXCLUSIVE FIELD" means any and all applications and uses including without limitation, applications using Tandem Instruments but excluding those relating to MALDI-TOF Spectrometry and other proteomics applications;

          "FIELD" means the Sole Field and/or the Exclusive Field;

          "GROUP" means either the GSL Group or the HDT Group, according to the context;

          "GSL GROUP" means:

          (a)  GSL;

          (b)  any Holding Company of GSL from time to time;

          (c)  any Subsidiary from time to time of such Holding Company; and

          (d)  any Subsidiary from time to time of GSL;

          "GSL IMPROVEMENT" means any improvement, modification or alteration to the invention claimed in the Patent made by the GSL Group during the Term;

          "HDT GROUP" means:

          (a)  HDT;

          (b)  the ThermoQuest Corporation ("THERMOQUEST");

          (c)  any Holding Company of HDT or ThermoQuest from time to time;

          (d)  any Subsidiary from time to time of such Holding Company; and

          (e)  any Subsidiary from time to time of HDT or ThermoQuest;

          "HOLDING COMPANY" and "SUBSIDIARY" have the meanings given to them in section 736 of the Companies Act 1985;

          "INSTRUMENT" means an instrument relating to the Field and which incorporates the invention contained in the Patent;

          "LICENCE" means the provisions of this Agreement;

          "MAJOR COUNTRIES" means Japan and the United States of America and each of the countries which are signatories to the European Patent Convention and "MAJOR COUNTRY" shall mean any of them;

          "MALDI-TOF SPECTROMETRY" means matrix-assisted laser description ionisation time-of-flight spectrometry;

          "PATENTS" means:

          (a) the patent application short particulars whereof are set out in Annexure A hereto;

          (b) all patent applications that have been or may hereafter be filed in the Territory by or on behalf of any member of the GSL Group which are based on or claim priority from the foregoing patent application;

          (c) all patent applications that have been or may hereafter be filed in the Territory by or on behalf of any member of the GSL Group for GSL Improvements made to the invention claimed in the patent application, short particulars of which are set out in Annexure A; and

          (d) all patents which may be granted pursuant to any of the foregoing patent applications in (a), (b) or (c) above;

          "SOLE FIELD" means any and all applications and uses in the field of proteomics including without limitation any and all applications and uses of Tandem Instruments with a matrix-assisted laser desorption ionisation spectrometer but excluding MALDI-TOF Spectrometry;

          "TANDEM INSTRUMENTS" means a mass spectrometer instrument employing more than one mass analyser within the same instrument;

          "TECHNICAL INFORMATION" means all identifiable know-how, experience, data and all other technical or commercial information relating to the Patent whether in human or machine readable form and whether stored electronically or otherwise and which might reasonably be of commercial interest to either party in connection with the use or exploitation of the Patent;

          "TERM" has the meaning set out in clause 6.1;

          "TERRITORY" means the world.;

     (b) reference to "the parties" or "either party" or similar expression shall mean GSL and HDT or either of them.

     (c) reference to the singular includes a reference to the plural and vice versa.

2.   GRANT OF RIGHTS

2.1 GSL hereby grants to HDT an exclusive world-wide licence during the Term to:

     (a) use the Patents and the Copyright and use the Technical Information owned or under the control of any member of the GSL Group and use any GSL Improvements; and

          (b) manufacture and sell products made using the Patents, the Copyright and using the Technical Information owned or under the control of any member of the GSL Group or using any GSL Improvements;

          in each case within the scope of the Exclusive Field anywhere in the Territory. GSL shall effect the necessary licences or assignments by other members of the GSL Group to GSL to enable GSL to grant the licence provided in this clause 2.1.

     2.2  GSL hereby grants to HDT a sole world-wide licence during the Term to:

          (a) use the Patent and the Copyright and use the Technical Information owned or under the control of any member of the GSL Group and use any GSL Improvements; and

          (b) manufacture and sell products made using the Patent, the Copyright and using the Technical Information owned or under the control of any member of the GSL Group and using any GSL Improvements;

          in each case within the scope of the Sole Field anywhere in the Territory. GSL shall effect the necessary licences or assignments by other members of the GSL Group to GSL to enable GSL to grant the licence provided in this clause 2.2.

     2.3 The licences granted under clauses 2.1 and 2.2 contain no right to grant sublicences save that HDT may grant sublicences to other members of the HDT Group only.

     2.4 HDT shall pay to GSL, in a manner requested by GSL, the sum of $US20,000 as an advance against future royalties within thirty days of completion of the Agreement between Stephen Davis, Andrew Hoffman and ThermoQuest or any of its Subsidiaries for the sale and purchase of all of the share capital of HDT.

     2.5 Except as provided in clause 2.6, HDT shall pay to GSL a royalty of US$2,000 on the eleventh and each subsequent Instrument (but not on the first ten Instruments) sold or otherwise supplied for money or money's worth by HDT or any other member of the HDT Group,

     2.6 Royalties under clause 2.5 shall be due and payable in each country within the Territory in which HDT or any other member of the HDT Group shall sell or supply for money or money's worth or manufacture or have manufactured Instruments until whichever shall be the later of:

          (a) the expiry or lapse of all patents applied for or granted pursuant to the Patent within such country within the Territory;

          (b) in respect of such part of the Territory where patents are not registered or applied for pursuant to the Patent, or where all such patents or patent applications have lapsed or been withdrawn or have expired, the expiry of a period of 10 years from the first sale or supply for money or money's worth by HDT or any other member of the HDT Group of an Instrument within such part of the Territory.

     2.7 Payments due under clause 2.5 shall be made within 30 days of the end of each calendar quarter in respect of royalties accruing on Instruments invoiced in that calendar quarter.

     2.8 Without prejudice to GSL's rights of termination under clause 6.2, if any payment or any part thereof is overdue then HDT shall pay interest thereon before and after judgment at an annual rate (but with interest accruing on a daily basis) at 4 per cent above the base rate from time to time of Barclays Bank Plc such interest to run from the date upon which payment of such sum became due until payment thereof in full together with such interest by HDT.

     2.9 All sums due under this Agreement are exclusive of any Value Added Tax which shall be payable in addition and GSL shall, where appropriate, promptly provide a Value Added Tax invoice in the correct amount.

     2.10 HDT agrees to keep true and accurate records and books of account containing all data necessary for the determination of royalties payable under clause 2.5 which records and books of account shall upon reasonable notice by GSL be open at all reasonable times during normal business hours for inspection by an independent accountant selected by GSL and acceptable to HDT (which acceptance shall not be unreasonably withheld or delayed) for the purpose of verifying the accuracy of HDT's statements hereunder. The accountant may take copies of the records and books of account but shall not disclose to GSL any information relating to the business or affairs of HDT other than such information as properly should have been contained in any statement required to be furnished by HDT to GSL. GSL shall be solely responsible for the costs of the accountant unless he certifies that any reports are inaccurate by more than 5% in which event HDT shall promptly reimburse GSL for his costs.

     2.11 HDT shall submit to GSL within 30 days of the end of each calendar quarter a statement setting forth with respect to the operations of HDT hereunder during that period the quantity of Instruments sold and the royalties payable.

     2.12 GSL agrees to maintain confidential all financial information received with respect to HDT's operations pursuant to the foregoing clauses
          2.10 and 2.11 and not to use such information for purposes other than to verify the amount of any licence fees payable under this Agreement.

     2.13 GSL shall as soon as reasonably possible disclose to HDT any GSL Improvements generated during the Term and such GSL Improvements shall be licensed to HDT according to the provisions of clauses 2.1 and 2.2.

     2.14 GSL hereby warrants, represents and undertakes that it is the legal and beneficial owner of the Patent, the Copyright and the Technical Information and that GSL has not licensed the Patent, the Copyright and the Technical

     Information to any other party for use within the Exclusive Field or the Sole Field.

2.15 Subject to the provisions of clause 2.16, GSL hereby undertakes not during the Term to license the Patent, the Copyright or the Technical Information to any other party for use within the Exclusive Field or the Sole Field provided that GSL shall itself be entitled to exploit all of the aforesaid within the Sole Field within the Territory during the Term.

2.16 If within two years of the date hereof HDT (or another member of the HDT Group) has not been able to demonstrate to GSL's satisfaction that HDT (or another member of the HDT Group) has a serious intention to develop and commercially exploit the intellectual property licensed under clauses 2.1 and 2.2 then GSL may forthwith by written notice make each of the licences granted under clauses 2.1 and 2.2 non-exclusive and GSL shall thereafter be free to:

     (a) itself use and exploit the Patent, the Copyright and the Technical Information within the Exclusive Field; and

     (b) appoint other licensees of the Patent, the Copyright and the Technical Information within the Sole Field and the Exclusive Field.

     In such event, HDT's obligation to pay royalties under clause 2.5 shall nevertheless continue in full force and effect. For the purpose of this clause "serious intention to develop and commercially exploit" shall mean having implemented a fully up and running, ongoing development programme and having constructed at least one prototype Instrument.

3 LICENCE BACK

3.1 HDT hereby grants to GSL a non-exclusive irrevocable, royalty-free, world-wide licence for the Term (with the right to grant sublicences within the GSL Group only) to use, exploit (including by manufacturing and selling products) or deal in:

     (a) any improvements made in the field of MALDI-TOF Spectrometry by HDT or another member of the HDT Group to the Patent or the Technical Information; HDT shall disclose all such improvements to GSL as soon as reasonably possible as and when they arise; and

     (b) any intellectual property in the field of MALDI-TOF Spectrometry owned as at the date hereof or subsequently generated by HDT or another member of the HDT Group in relation to the Patent or the Technical Information; HDT shall disclose all such intellectual property to GSL as soon as reasonably possible as and when it arises.

     3.2 HDT undertakes promptly to procure all licences or assignments to HDT by other members of the HDT Group necessary for HDT to grant the licences required under clause 3.1


     3.3 HDT may forthwith by written notice terminate the licence granted under clause 3.1 if GSL uses, exploits or applies the improvements and/or the intellectual property licensed in clause 3.1 outside the scope of the field of MALDI-TOF Spectrometry. In such event GSL shall promptly return to HDT all HDT and HDT Group confidential information and all documentation (whether hard copy or electronic) evidencing the intellectual property licensed under clause 3.1.

     4.   CONFIDENTIALITY

     4.1 Each party agrees to maintain secret and confidential all confidential information obtained from the other both pursuant to this Agreement (including any Technical Information which is secret or confidential) and prior to and in contemplation of it and all other information that it may acquire from the other, to use the same exclusively for the purposes of this Agreement, and to disclose the same only to those employees, agents, representatives and contractors pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

     4.2 The foregoing obligations of clause 4.1 above shall not apply to confidential information or other information which:

          (a) prior to receipt thereof from one party was in the possession of the recipient party and at its free disposal;

          (b) is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the disclosing party; or

          (c) is or becomes generally available to the public through no act or default of the recipient party or its agents or employees.

     4.3 The obligation of confidentiality contained in this clause 4 shall last for the Term and continue without limitation in time thereafter.

     5.   PATENTS AND OTHER INTELLECTUAL PROPERTY

     5.1 GSL shall at its own cost use reasonable endeavours to diligently prosecute to grant all patent applications within the Patent in at least the Major Countries and so as to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents and to maintain all such patents granted in respect of the Patent in force for the full term thereof. Notwithstanding the foregoing, GSL shall not be absolutely obliged to take such action as may be necessary to defend any claim by any third party challenging the validity of the Patent or the Technical Information

     Provided Always that in the event that GSL refrains from such action within four weeks of a request by HDT to take such action HDT as licensee hereunder shall be entitled at its own cost and expense to maintain and defend such Patent or Technical Information (insofar as it relates to the Field) and in such circumstances GSL will provide HDT with all such advice and assistance (subject to reimbursement of its reasonable expenses) as may reasonably be required by HDT in connection with the defence of the Patent (or the Technical Information). If HDT takes such action, HDT shall bear all costs and expenses relating to it and HDT will be entitled to all damages and other recoveries made as a result of such action.

5.2 In the event that GSL shall not pursue further any application within the Patent or shall not continue to maintain any patent from time to time within the Patent, GSL shall notify HDT and shall if so requested promptly assign all rights it may have therein to HDT and HDT may elect to take over the pursuit of any such application or maintenance of any such granted patents and pay for all consequent expenditure itself. If HDT does so elect it shall inform GSL of that decision in writing. Thereafter, as long as HDT keeps up such pursuit/maintenance (as applicable) HDT shall not be obliged to pay to GSL any royalties in respect of Instruments manufactured, sold or supplied in the part of the Territory where it has assumed such pursuit/maintenance.

5.3 Each party shall notify the other promptly in the event that it becomes aware of:

     (a) any infringement or alleged infringement by any third party of the rights in the other party's intellectual property within any part of the Territory; or

     (b) any allegation by any third party that the use and exploitation of the other party's intellectual property infringes any intellectual property rights of any such third party in any part of the Territory;

     and subsequently supply to the other party such detailed information concerning any such infringement, alleged infringement or third party allegation as may be available to it and extend such co-operation as the other party shall reasonably request (at the other party's request) in countering such infringement, alleged infringement or third party allegation.

6    TERM AND TERMINATION

6.1 Subject as hereinafter provided in this clause 6.1 and in clause 6.2, the Licence shall commence on the date hereof and shall continue in force in perpetuity save that:

     (a) in respect of all patents within the Patents: the Licence shall continue in force in respect of each patent within the Patent until such patent expires;

          (b)  in respect of all Technical Information licensed under this
               Agreement: the Licence shall continue in force until such information is no longer secret or substantial; and

          (c) in respect of all Copyright which is not secret or substantial: the Licence shall continue in force in each country of the Territory until expiry of the Copyright in such country.

     6.2 GSL may forthwith by written notice terminate the licence granted under clauses 2.1 and 2.2 if:

          (a) HDT or any sublicensee of HDT uses, exploits or applies the Patent, the Technical Information, the Copyright or any GSL Improvements outside the scope of the Field. In such event HDT shall promptly return to GSL all GSL confidential information and all documentation (whether hard copy or digital) evidencing the intellectual property licensed under clauses 2.1 and 2.2; or

          (b) without prejudice to any of its other rights under this Agreement any undisputed sum due to GSL under clause 2.5 (including interest accrued under clause 2.8) remains unpaid in full 30 days after receipt by HDT of written notification that such sum is overdue for payment.

     7.   ASSIGNMENT

     7.1 Neither party shall be entitled to assign or transfer its rights and obligations under this Agreement (whether in whole or part) without the other party's prior consent, unless such assignment or transfer is to a member of the assigning party's Group.

     8.   NOTICES

     8.1 All notices required to be served by the parties to this Agreement under the terms hereof shall be sufficiently served if despatched by first class post or by fax to the address or fax number of the recipient party as set out below or such other address or fax number as is notified pursuant to this clause 8:

          HD Technologies Limited
          95-98 Atlas House
          Simonsway
          Manchester
          M22 5PP

          Fax: 0161 499 7603
     cc. General Counsel
     81 Wyman Street
     Post Office Box 9046
     Waltham
     MA 02254-9046
     USA

     Fax: 00 1 781 622 1283

     Genomic Solutions Limited
     7 Blackstone Road
     Huntingdon
     Cambridgeshire
     PE18 6EF

     Fax: 01480 471660

     Provided That:

     (a) if served by facsimile it will be deemed received when sent, subject to issue of a valid transmission slip; and

     (b) if served by first class post it will be deemed received 2 days after posting.

9.   CHOICE OF LAW AND JURISDICTION

9.1 Any controversy or claim of whatsoever nature arising out of or relating in any manner whatsoever to this Agreement or any breach of any terms of this Agreement shall be governed by and construed in accordance with the Laws of England.

9.2 Each party hereby irrevocably acknowledges and agrees that the courts of England shall have exclusive jurisdiction to resolve any controversy or claim of whatsoever nature arising out of or relating in any manner to this Agreement any terms of this Agreement or any breach of this Agreement or any such terms.

IN WITNESS whereof this Agreement has been executed as a deed on the day and year first before written.

                                   ANNEXURE A

The following patent application

Filing No:          PCT/GB99/02244
Filing Date:        13 07 1999
Applicant:          Genomic Solutions Limited
Short Title:        Improved Mass Spectrometer
Basic UK App:       9815457.8

                                         /s/ P. Nick King
EXECUTED and delivered as a deed    )   ---------------------------
by GENOMIC SOLUTIONS LIMITED        )           Director
acting by its authorised officers   )   /s/ Paul Dunkley
                                        ---------------------------
                                            Director/Secretary



                                        /s/ Andrew Hoffman
EXECUTED and delivered as a deed    )   ---------------------------
by H D TECHNOLOGIES LIMITED         )             Director
acting by its authorised officers   )   /s/ Steve Davis
                                        ---------------------------
                                             Director/Secretary

                                         /s/ P. Nick King
EXECUTED and delivered as a deed   )    ---------------------------
by GENOMIC SOLUTIONS LIMITED       )              Director
acting by its authorized officers: )     /s/  Paul Dunkley
                                        ---------------------------
                                             Director/Secretary

EXECUTED and delivered as a deed   )
by STEPHEN CHARLES DAVIS           )     /s/ Stephen Davis
in the presence of                 )



EXECUTED and delivered as a deed   )
by ANDREW DAVID HOFFMAN            )     /s/ Andrew David Hoffman
in the presence of:                )



                                         /s/ Andrew David Hoffman
EXECUTED and delivered as a deed   )    ---------------------------
by H D TECHNOLOGIES LIMITED        )              Director
acting by its authorized officers: )     /s/ Stephen Davis
                                        ---------------------------
                                             Director/Secretary

THIS AGREEMENT is made on 25th January, 2000

BETWEEN:

(1) GENOMIC SOLUTIONS LIMITED (No 2315315) whose registered office is at 8 Blackstone Road, Huntingdon, Cambridgeshire, PE18 6EF ("GSL"); and

(2) H D TECHNOLOGIES LIMITED (No 2916498) whose registered office is at 3 Chester Road, Neston, South Wirral, Cheshire, L64 9PA ("HDT").

WHEREAS:

(A)      GSL is the registered proprietor of the Patent (as defined below).

(B) By an agreement dated of even date it was agreed between the parties thereto that GSL would grant to HDT a licence under the said Patent and HDT would grant to GSL a licence back as herein set forth.

(C)      Accordingly, the parties have now agreed to execute this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

1.1      this Schedule, unless the context otherwise requires:

         (a)     the following terms shall have the following meanings

                 "COPYRIGHT" means all copyright and all rights in databases and database rights and rights in the nature of copyright to which either party may now be or may subsequently become entitled in or in respect of all drawings and other documents, recordings in any form and all other materials bearing or embodying any part of the Technical Information including without limitation any such materials consisting of or containing software or databases;

                 "EXCLUSIVE FIELD" means any and all applications and uses including without limitation, applications using Tandem Instruments but excluding those relating to MALDI-TOF Spectrometry and other proteomics applications;

                 "FIELD" means the Sole Field and/or the Exclusive Field;

                 "GROUP" means either the GSL Group or the HDT Group, according to the context;

                 "GSL GROUP" means:

                 (a)  GSL;

                 (b)  any Holding Company of GSL from time to time;

                 (c)  any Subsidiary from time to time of such Holding Company;
                      and

                 (d)  any Subsidiary from time to time of GSL;

                "GSL IMPROVEMENT" means any improvement, modification or alteration to the invention claimed in the Patent made by the GSL Group during the Term;

                "HDT GROUP" means:

                 (a)  HDT;

                 (b)  the ThermoQuest Corporation ("THERMOQUEST");

                 (c) any Holding Company of HDT or ThermoQuest from time to time;

                 (d)  any Subsidiary from time to time of such Holding Company;
                      and

                 (e)  any Subsidiary from time to time of HDT or ThermoQuest;

                "HOLDING COMPANY" and "SUBSIDIARY" have the meanings given to them in section 736 of the Companies Act 1985;

                "INSTRUMENT" means an instrument relating to the Field and which incorporates the invention contained in the Patent;

                "LICENCE" means the provisions of this Agreement;

                "MAJOR COUNTRIES" means Japan and the United States of America and each of the countries which are signatories to the European Patent Convention and "MAJOR COUNTRY" shall mean any of them;

                "MALDI-TOF SPECTROMETRY" means matrix-assisted laser description ionisation time-of-flight spectrometry;

                "PATENTS" means:

                (a) the patent application short particulars whereof are set out in Annexure A hereto;

                (b) all patent applications that have been or may hereafter be filed in the Territory by or on behalf of any member of the GSL Group which are based on or claim priority from the foregoing patent application;

                (c) all patent applications that have been or may hereafter be filed in the Territory by or on behalf of any member of the GSL Group for GSL Improvements made to the invention claimed in the patent application, short particulars of which are set out in Annexure A; and

                (d) all patents which may be granted pursuant to any of the foregoing patent applications in (a), (b) or (c) above;

                "SOLE FIELD" means any and all applications and uses in the field of proteomics including without limitation any and all applications and uses of Tandem Instruments with a matrix-assisted laser desorption ionisation spectrometer but excluding MALDI-TOF Spectrometry;

                "TANDEM INSTRUMENTS" means a mass spectrometer instrument employing more than one mass analyser within the same instrument;

                "TECHNICAL INFORMATION" means all identifiable know-how, experience, data and all other technical or commercial information relating to the Patent whether in human or machine readable form and whether stored electronically or otherwise and which might reasonably be of commercial interest to either party in connection with the use or exploitation of the Patent;

                "TERM" has the meaning set out in clause 6.1;

                "TERRITORY" means the world.;

         (b) reference to "the parties" or "either party" or similar expression shall mean GSL and HDT or either of them.

         (c) reference to the singular includes a reference to the plural and vice versa.

     2.  GRANT OF RIGHTS

     2.1 GSL hereby grants to HDTan exclusive world-wide licence during the Term to:

         (a) use the Patents, and the Copyright and use the Technical Information owned or under the control of any member of the GSL Group and use any GSL Improvements; and

         (b) manufacture and sell products made using the Patents, the Copyright and using the Technical Information owned or under the control of any member of the GSL Group or using any GSL Improvements;

         in each case within the scope of the Exclusive Field anywhere in the Territory. GSL shall effect the necessary licences or assignments by other members of the GSL Group to GSL to enable GSL to grant the licence provided in this clause 2.1.

2.2      GSL hereby grants to HDT a sole world-wide licence during the Term to:

         (a) use the Patent and the Copyright and use the Technical Information owned or under the control of any member of the GSL Group and use any GSL Improvements; and

         (b) manufacture and sell products made using the Patent, the Copyright and using the Technical Information owned or under the control of any member of the GSL Group and using any GSL Improvements;

         in each case within the scope of the Sole Field anywhere in the Territory. GSL shall effect the necessary licences or assignments by other members of the GSL Group to GSL to enable GSL to grant the licence provided in this clause 2.2.

2.3 The licences granted under clauses 2.1 and 2.2 contain no right to grant sublicences save that HDT may grant sublicences to other members of the HDT Group only.

2.4 HDT shall pay to GSL, in a manner requested by GSL, the sum of $US20,000 as an advance against future royalties within thirty days of completion of the Agreement between Stephen Davis, Andrew Hoffman and ThermoQuest or any of its Subsidiaries for the sale and purchase of all of the share capital of HDT.

2.5 Except as provided in clause 2.6, HDT shall pay to GSL a royalty of US$2,000 on the eleventh and each subsequent Instrument (but not on the first ten Instruments) sold or otherwise supplied for money or money's worth by HDT or any other member of the HDT Group.

2.6 Royalties under clause 2.5 shall be due and payable in each country within the Territory in which HDT or any other member of the HDT Group shall sell or supply for money or money's worth or manufacture or have manufactured Instruments until whichever shall be the later of:

         (a) the expiry or lapse of all patents applied for or granted pursuant to the Patent within such country within the Territory;

         (b) in respect of such part of the Territory where patents are not registered or applied for pursuant to the Patent, or where all such patents or patent applications have lapsed or been withdrawn or have expired, the expiry of a period of 10 years from the first sale or supply for money or money's worth by HDT or any other member of the HDT Group of an Instrument within such part of the Territory.

2.7 Payments due under clause 2.5 shall be made within 30 days of the end of each calendar quarter in respect of royalties accruing on Instruments invoiced in that calendar quarter.

2.8 Without prejudice to GSL's rights of termination under clause 6.2, if any payment or any part thereof is overdue then HDT shall pay interest thereon before and after judgment at an annual rate (but with interest accruing on a daily basis) at 4 per cent above the base rate from time to time of Barclays Bank Plc such interest to run from the date upon which payment of such sum became due until payment thereof in full together with such interest by HDT.

2.9 All sums due under this Agreement are exclusive of any Value Added Tax which shall be payable in addition and GSL shall, where appropriate, promptly provide a Value Added Tax invoice in the correct amount.

2.10 HDT agrees to keep true and accurate records and books of account containing all data necessary for the determination of royalties payable under clause 2.5 which records and books of account shall upon reasonable notice by GSL be open at all reasonable times during normal business hours for inspection by an independent accountant selected by GSL and acceptable to HDT (which acceptance shall not be unreasonably withheld or delayed) for the purpose of verifying the accuracy of HDT's statements hereunder. The accountant may take copies of the records and books of account but shall not disclose to GSL any information relating to the business or affairs of HDT other than such information as properly should have been contained in any statement required to be furnished by HDT to GSL. GSL shall be solely responsible for the costs of the accountant unless he certifies that any reports are inaccurate by more than 5% in which event HDT shall promptly reimburse GSL for his costs.

2.11 HDT shall submit to GSL within 30 days of the end of each calendar quarter a statement setting forth with respect to the operations of HDT hereunder during that period the quantity of Instruments sold and the royalties payable.

2.12 GSL agrees to maintain confidential all financial information received with respect to HDT's operations pursuant to the foregoing clauses 2.10 and 2.11 and not to use such information for purposes other than to verify the amount of any licence fees payable under this Agreement.

2.13 GSL shall as soon as reasonably possible disclose to HDT any GSL Improvements generated during the Term and such GSL Improvements shall be licensed to HDT according to the provisions of clauses 2.1 and 2.2.

2.14 GSL hereby warrants, represents and undertakes that it is the legal and beneficial owner of the Patent, the Copyright and the Technical Information and that GSL has not licensed the Patent, the Copyright and the Technical

         Information to any other party for use within the Exclusive Field or the Sole Field.

2.15 Subject to the provisions of clause 2.16, GSL hereby undertakes not during the Term to license the Patent, the Copyright or the Technical Information to any other party for use within the Exclusive
         Field or the Sole Field provided that GSL shall itself be entitled to exploit all of the aforesaid within the Sole Field within the Territory during the Term.

2.16 If within two years of the date hereof HDT (or another member of the HDT Group) has not been able to demonstrate to GSL's satisfaction that HDT (or another member of the HDT Group) has a serious intention to develop and commercially exploit the intellectual property licensed under clauses 2.1 and 2.2 then GSL may forthwith by written notice make each of the licences granted under clauses 2.1 and 2.2 non-exclusive and GSL shall thereafter be free to:

         (a) itself use and exploit the Patent, the Copyright and the Technical Information within the Exclusive Field; and

         (b) appoint other licensees of the Patent, the Copyright and the Technical Information within the Sole Field and the Exclusive Field.

         In such event, HDT's obligation to pay royalties under clause 2.5 shall nevertheless continue in full force and effect. For the purpose of this clause "serious intention to develop and commercially exploit" shall mean having implemented a fully up and running, ongoing development programme and having constructed at least one prototype Instrument.

3 LICENCE BACK

3.1 HDT hereby grants to GSL a non-exclusive irrevocable, royalty-free, world-wide licence for the Term (with the right to grant sublicences within the GSL Group only) to use, exploit (including by manufacturing and selling products) or deal in:

         (a) any improvements made in the field of MALDI-TOF Spectrometry by HDT or another member of the HDT Group to the Patent or the Technical Information; HDT shall disclose all such improvements to GSL as soon as reasonably possible as and when they arise; and

         (b) any intellectual property in the field of MALDI-TOF Spectrometry owned as at the date hereof or subsequently generated by HDT or another member of the HDT Group in relation to the Patent or the Technical Information; HDT shall disclose all such intellectual property to GSL as soon as reasonably possible as and when it arises.

3.2 HDT undertakes promptly to procure all licences or assignments to HDT by other members of the HDT Group necessary for HDT to grant the licences required under clause 3.1.

3.3 HDT may forthwith by written notice terminate the licence granted under clause 3.1 if GSL uses, exploits or applies the improvements and/or the intellectual property licensed in clause 3.1 outside the scope of the field of MALDI-TOF Spectrometry. In such event GSL shall promptly return to HDT all HDT and HDT Group confidential information and all documentation (whether hard copy or electronic) evidencing the intellectual property licensed under clause 3.1.

4.       CONFIDENTIALITY

4.1 Each party agrees to maintain secret and confidential all confidential information obtained from the other both pursuant to this Agreement (including any Technical Information which is secret or confidential) and prior to and in contemplation of it and all other information that it may acquire from the other, to use the same exclusively for the purposes of this Agreement, and to disclose the same only to those employees, agents, representatives and contractors pursuant to this Agreement (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

4.2 The foregoing obligations of clause 4.1 above shall not apply to confidential information or other information which:

         (a) prior to receipt thereof from one party was in the possession of the recipient party and at its free disposal;

         (b) is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the disclosing party; or

         (c) is or becomes generally available to the public through no act or default of the recipient party or its agents or employees.

4.3 The obligation of confidentiality contained in this clause 4 shall last for the Term and continue without limitation in time thereafter.

5.       PATENTS AND OTHER INTELLECTUAL PROPERTY

5.1 GSL shall at its own cost use reasonable endeavours to diligently prosecute to grant all patent applications within the Patent in at least the Major Countries and so as to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents and to maintain all such patents granted in respect of the Patent in force for the full term thereof. Notwithstanding the foregoing, GSL shall not be absolutely obliged to take such action as may be necessary to defend any claim by any third party challenging the validity of the Patent or the Technical Information

         Provided Always that in the event that GSL refrains from such action within four weeks of a request by HDT to take such action HDT as licensee hereunder shall be entitled at its own cost and expense to maintain and defend such Patent or Technical Information (insofar as it relates to the Field) and in such circumstances GSL will provide HDT with all such advice and assistance (subject to reimbursement of its reasonable expenses) as may reasonably be required by HDT in connection with the defence of the Patent (or the Technical Information). If HDT takes such action, HDT shall bear all costs and expenses relating to it and HDT will be entitled to all damages and other recoveries made as a result of such action.

5.2 In the event that GSL shall not pursue further any application within the Patent or shall not continue to maintain any patent from time to time within the Patent, GSL shall notify HDT and shall if so requested promptly assign all rights it may have therein to HDT and HDT may elect to take over the pursuit of any such application or maintenance of any such granted patents and pay for all consequent expenditure itself. If HDT does so elect it shall inform GSL of that decision in writing. Thereafter, as long as HDT keeps up such pursuit/maintenance (as applicable) HDT shall not be obliged to pay to GSL any royalties in respect of Instruments manufactured, sold or supplied in the part of the Territory where it has assumed such pursuit/maintenance.

5.3 Each party shall notify the other promptly in the event that it becomes aware of:

         (a) any infringement or alleged infringement by any third party of the rights in the other party's intellectual property within any part of the Territory; or

         (b) any allegation by any third party that the use and exploitation of the other party's intellectual property infringes any intellectual property rights of any such third party in any part of the Territory;

         and subsequently supply to the other party such detailed information concerning any such infringement, alleged infringement or third party allegation as may be available to it and extend such co-operation as the other party shall reasonably request (at the other party's request) in countering such infringement, alleged infringement or third party allegation.

6        TERM AND TERMINATION

6.1 Subject as hereinafter provided in this clause 6.1 and in clause 6.2, the Licence shall commence on the date hereof and shall continue in force in perpetuity save that:

         (a) in respect of all patents within the Patents: the Licence shall continue in force in respect of each patent within the Patent until such patent expires;

         (b)      in respect of all Technical Information licensed under this
                  Agreement: the licence shall continue in force until such information is no longer secret or substantial; and

         (c) in respect of all Copyright which is not secret or substantial: the Licence shall continue in force in each country of the Territory until expiry of the Copyright in such country.

6.2 GSL may forthwith by written notice terminate the licence granted under clauses 2.1 and 2.2 if:

         (a) HDT or any sublicensee of HDT uses, exploits or applies the Patent, the Technical Information, the Copyright or any GSL Improvements outside the scope of the Field. In such event HDT shall promptly return to GSL all GSL confidential information and all documentation (whether hard copy or digital) evidencing the intellectual property licensed under clauses
                  2.1 and 2.2; or

         (b) without prejudice to any of its other rights under this Agreement any undisputed sum due to GSL under clause 2.5 (including interest accrued under clause 2.8) remains unpaid in full 30 days after receipt by HDT of written notification that such sum is overdue for payment.

7.       ASSIGNMENT

7.1 Neither party shall be entitled to assign or transfer its rights and obligations under this Agreement (whether in whole or part) without the other party's prior consent, unless such assignment or transfer is to a member of the assigning party's Group.

8.       NOTICES

8.1 All notices required to be served by the parties to this Agreement under the terms hereof shall be sufficiently served if despatched by first class post or by fax to the address or fax number of the recipient party as set out below or such other address or fax number as is notified pursuant to this clause 8:

         HD Technologies Limited
         95-98 Atlas House
         Simonsway
         Manchester
         M22 5PP
         Fax: 0161 499 7603
         cc. General Counsel
         81 Wyman Street
         Post Office Box 9046
         Waltham
         MA 02254-9046
         USA

         Fax: 00 1 781 622 1283

         Genomic Solutions Limited
         7 Blackstone Road
         Huntingdon
         Cambridgeshire
         PE18 6EF

         Fax: 01480 471660

         Provided That:

         (a) if served by facsimile it will be deemed received when sent, subject to issue of a valid transmission slip; and

         (b) if served by first class post it will be deemed received 2 days after posting.

9.       CHOICE OF LAW AND JURISDICTION

9.1 Any controversy or claim of whatsoever nature arising out of or relating in any manner whatsoever to this Agreement or any breach of any terms of this Agreement shall be governed by and construed in accordance with the Laws of England.

9.2 Each party hereby irrevocably acknowledges and agrees that the courts of England shall have exclusive jurisdiction to resolve any controversy or claim of whatsoever nature arising out of or relating in any manner to this Agreement any terms of this Agreement or any breach of this Agreement or any such terms.

IN WITNESS whereof this Agreement has been executed as a deed on the day and year first before written.

                                   ANNEXURE A

The following patent application

Filing No:                PCT/GB99/02244
Filing Date:              13 07 1999
Applicant:                Genomic Solutions Limited
Short Title:              Improved Mass Spectrometer
Basic UK App:             9815457.8

                                                 /s/ P. Nick King
EXECUTED and delivered as a deed       )         ------------------------
by GENOMIC SOLUTIONS LIMITED           )                 Director
acting by its authorised officers      )         /s/ Paul Dunkley
                                                 ------------------------
                                                    Director/Secretary

                                                 /s/ Andrew Hoffman
EXECUTED and delivered as a deed       )         ------------------------
by H D TECHNOLOGIES LIMITED            )                 Director
acting by its authorised officers      )         /s/ Steve Davis
                                                 ------------------------
                                                    Director/Secretary

                            [THERMOQUEST LETTERHEAD]

Mr N. King
Genomic Solutions Limited
8 Blackstone Road
Huntingdon
Cambridgeshire
PE18 6EF

19 January, 2000

Dear Mr King

COLLABORATION AGREEMENT BETWEEN GENOMIC SOLUTIONS LIMITED AND HEAVY DUTY TECHNOLOGIES LIMITED DATED 16 APRIL 1998 ("AGREEMENT")

Masslab Limited ("Masslab") is considering purchasing all of the issued share capital of H.D. Technologies Limited.

Masslab is happy to offer to Genomic Solutions Inc. the comfort that should Masslab acquire all of the issued share capital of H.D. Technologies Limited, then:

(1) Masslab shall and shall procure that H.D Technologies Limited, or any Subsidiary (as defined in section 736 of the Companies Act 1985) of ThermoQuest Corporation to which the Agreement is assigned or transferred will carry out the obligations of H.D. Technologies Limited under or pursuant to the Agreement; and

(2) Dr Stephen Davis and Mr Andrew Hoffman shall be, so long as (a) they are employees of ThermoQuest Corporation or any of its Subsidiaries; and (b) the Agreement has not been terminated and has not expired; and
         (c) the obligations described at (1) above have not been completed:

         - at any given point in time employed by ThermoQuest Corporation or such of its Subsidiaries which at the same time owns the business of H.D. Technologies Limited; and

         - primarily responsible for the carrying out of the obligations described at (1) above.

(3) This comfort will be given in consideration for Genomic Solutions Limited accepting and agreeing that:

         (a) it irrevocably and absolutely waives all rights and claims which it has or may in future have against H.D. Technologies Limited, in respect of any failure up to the date of this letter by H.D. Technologies Limited to achieve the Milestones (as defined in the Agreement) on the dates specified for such Milestones, including without limitation the right to withhold or not make payments which would be payable save for such failure; and

         (b)      agreeing that the Agreement shall be varied as follows:

                  (i) in Clause 7 (f) under "Due Date", the following words shall be deleted:

                                    "12 calendar months from Commencement Date"

                           and shall be replaced by the following words:

                                    "31 March 2000".

                  (ii)     adding at the end of Clause 11, the following:

                           "and provided always that this Agreement may be assigned by HDTL to any Subsidiary (as defined in section 736 of the Companies Act 1985) of

                           ThermoQuest Corporation without having first obtained GSL's prior consent or approval in writing".

                  The above variations are to be read together with, and form an integral part of, the Agreement.

                  In the event of any inconsistency between the terms of section
                  (3) of this letter and the Agreement, the terms of section (3) of this letter shall prevail.

This letter is governed by English law and Genomic Solutions Limited and Masslab Limited hereby submit to the exclusive jurisdiction of the English Courts.

Please confirm your acceptance of the terms of this letter by signing, dating and returning the enclosed copy of this letter.

Yours sincerely


/s/ Dr W. McKnight


DR W. MCKNIGHT
for and on behalf of:
MASSLAB LIMITED


MR N. KING
Accepted for and on behalf of:
GENOMIC SOLUTIONS LIMITED



/s/ P. Nicholas King
-------------------------------

Date:
     --------------------------

                            [THERMOQUEST LETTERHEAD]


Dr J. Williams
Genomic Solutions Inc.
4355 Varsity Drive
Ann Arbor
Michigan 48108
USA

19 January, 2000

Dear Dr Williams

CONTRACT MANUFACTURING AGREEMENT BETWEEN GENOMIC SOLUTIONS INC. AND HEAVY DUTY TECHNOLOGIES LIMITED DATED 13 JULY 1999 ("AGREEMENT")

Masslab Limited ("Masslab") is considering purchasing all of the issued share capital of H.D. Technologies Limited.

Masslab is happy to offer to Genomic Solutions Inc. the comfort that should Masslab acquire all of the issued share capital of H.D. Technologies Limited, then:

(1) Masslab shall and shall procure that H.D Technologies Limited, or any Subsidiary (as defined in section 736 of the Companies Act 1985) of ThermoQuest Corporation to which the Agreement is assigned or transferred will carry out the obligations of H.D. Technologies Limited under or pursuant to the Agreement; and

(2) Dr Stephen Davis and Mr Andrew Hoffman shall be, so long as (a) they are employees of ThermoQuest Corporation or any of its Subsidiaries; and (b) the Agreement has not been terminated and has not expired; and
         (c) the obligations described at (1) above have not been completed:

         - at any given point in time employed by ThermoQuest Corporation or such of its Subsidiaries which at the same time owns the business of H.D. Technologies Limited; and

         - primarily responsible for the carrying out of the obligations described at (1) above.

(3) This comfort will be given in consideration for Genomic Solutions Inc. accepting and agreeing that:

         (a) it did not require delivery of three units of Product (as defined in the Agreement) by December 15 1999 and Genomic Solutions Inc. and waiving irrevocably and absolutely all rights and claims which it have or may in future have against H.D. Technologies Limited, in respect of any failure of H.D. Technologies Limited to deliver three units of Product by December 15 1999; and

         (b)      the Agreement shall be varied as follows:

                  (i)      In Clause 4.1 the following words shall be deleted:

                                    "three units of Product by December 15,
                                    1999"

                           and shall be replaced by the following:

                                    "two units of Product by 30 June, 2000".

                  (ii) The last sentence of Clause 1.3 shall be deleted and be replaced with the following:

                                    "Notwithstanding the foregoing, for the two units due by 30 June 2000, the Purchaser shall advance to the Manufacturer two (2) separate payments of forty five thousand (45,000) pounds Sterling, the first by the end of December 1999 and the second by the end of January 2000".

                  (iii) In Clause 11.5, after the words: "...which consent may be withheld for any reason..." the following words shall be added:


                                    "save always that this Agreement may be
                                    assigned by the Manufacturer to any
                                    Subsidiary (as defined in section 736 of the Companies Act 1985) of ThermoQuest Corporation without having first obtained the Purchaser's prior consent or approval in writing".

                  The above variations are to be read together with, and form an integral part of, the Agreement.

                  In the event of any inconsistency between the terms of section
                  (3) of this letter and the Agreement, the terms of section (3) of this letter shall prevail.

This letter is governed by English law and Genomic Solutions Inc. and Masslab Limited hereby submit to the exclusive jurisdiction of the English Courts.

Please confirm your acceptance of the terms of this letter by signing, dating and returning the enclosed copy of this letter.

Yours sincerely


/s/ Dr W. McKnight


DR W. MCKNIGHT
for and on behalf of:
MASSLAB LIMITED


DR J. WILLIAMS
Accepted for and on behalf of:
GENOMIC SOLUTIONS INC.


/S/ Dr J. Williams


---------------------------------


Date:
     ----------------------------

[GENOMIC SOLUTIONS LOGO]

The Directors
HD Technologies Limited
Atlas House
Simonsway
Manchester
M22 5P

                                                              25th January 2000

Dear Sirs

Further to disposal of our shareholding in the Company and in accordance with the provisions of the Articles of Association of the Company we hereby give you notice that Mr P N King is hereby removed as the Nominated Director as such term is defined in a Subscription Agreement dated 16 April 1998 and made between our Company (1), Genomic Solutions Inc (2), the Company (3) and we hereby acknowledge that the Company has no further liability in respect of the Nominated Director.

Yours faithfully

/s/ Paul Dunkley

For and on behalf of
Genomic Solutions Limited



                       [GENOMIC SOLUTIONS LTD LETTERHEAD]

                                                                            288b
[BOOKS ON SCREEN GRAPHIC(TM)]

Please complete in typescript,
or in bold black capitals.

CHFP021
                                  RESIGNATION OF DIRECTOR OR SECRETARY
                                  (NOT FOR APPOINTMENT (USE FORM 288A) OR CHANGE
                                       OF PARTICULARS (USE FORM 288C))


                     COMPANY NUMBER    2916498

               COMPANY NAME IN FULL    H D TECHNOLOGIES LIMITED

RESIGNATION                            Day   Month    Year
FORM            DATE OF RESIGNATION    25     01      2000

            RESIGNATION AS DIRECTOR    X   as secretary [ ]  Please mark the
                                                             appropriate box. If
                                                             resignation is as a
                                                             director and
                                                             secretary mark both
                                                             boxes.

               NAME   *Style/Title              *Honours etc __________________

Please insert
details as              Forename(s)    PAUL NICHOLAS
previously
notified to                 Surname    KING
Companies House.
                                       Day   Month    Year

                     *Date of Birth    05    06       1939

   If cessation is other than
   resignation, please state reason  __________________________________________



                                  A SERVING DIRECTOR, SECRETARY ETC MUST SIGN
                                  THE FORM BELOW.

                                  SIGNED /s/ Steven Davis         DATE  25/1/00

                                  (**serving director/secretary/administrator/
                                  administrative receiver/receiver
*  Voluntary details.             manager/receiver)
+  Directors only.
** Delete as appropriate

Please give the name, address,    WARNER CRANSTON, PICKFORDS WHARF, CLINK STREET
telephone number and, if          LONDON, SE1 9DG
available, a DX number and        REF: AYD             Tel 0171 403 2900
Exchange of the person Companies  DX number 39904  DX EXCHANGE   LONDON BRIDGE 5
House should contact if there
is any query.

Companies House receipt date      When you have completed and signed the form
barcode                           please send it to the Registrar of Companies
                                  at:
                                  COMPANIES HOUSE, CROWN WAY, CARDIFF, CF43UZ
                                  DX 3305O CARDIFF
                                  for companies registered in England and Wales
                                  OR
                                  COMPANIES HOUSE, 37 CASTLE TERRACE, EDINBURGH,
                                  EH1 2EB

                 [BEDFORD CORPORATE BUSINESS CENTRE LETTERHEAD]


                                                                [NATWEST LOGO]

20 December 1999

To: Jason Williams                           FROM: Sue Glass

______________________________________       __________________________________________________________________

Re: Genomic Solutions Limited
_______________________________________________________________________________________________________________

Number of sheets (including this sheet):    1               THIS MESSAGE IS SENT          UNAUTHORISED
                                                            IN CONFIDENCE FOR             RECIPIENTS MUST
                                                            THE ADDRESSEE ONLY.           PRESERVE THIS
                                                            THE CONTENTS ARE NOT          CONFIDENTIALITY AND
                                                            TO BE DISCLOSED TO            SHOULD PLEASE ADVISE
                                                            ANYONE OTHER THAN             THE SENDER
                                                            THE ADDRESSEE.                IMMEDIATELY OF ANY
                                                                                          ERROR IN
                                                                                          TRANSMISSION.


Further to my telephone conversation with Andrea Goodman's secretary on 10th December 1999 1 can advise you that having checked with our Securities Centre in Nottingham, there are no shares held under the Mortgage Debenture dated 24.11.99.

/s/ S Glass
S Glass
Corporate Officer

                                 FORM OF RELEASE

Debenture dated 24 November 1999 ("the Debenture") and made between Genomic Solutions Limited (1) ("the Company") and White Pines Management LLC as Security Trustee for and on behalf of the Lenders (2) pursuant to a Business Loan Agreement dated 23 April 1999.

WHEREAS

1. By Clause 2 of the Debenture a fixed charge was created over the stocks, shares and other securities of the Company in favour of the Security Trustee on behalf of the Lenders;

2. The Company owns 300 Convertible Redeemable Preference Shares of Pound Sterling each in the capitol of HD Technologies Limited ("HDT") a private company incorporated in the United Kingdom;

3. The Company desires to dispose of the whole of its shareholding in HDT and has requested a release of the said shareholding from the fixed charge created by the Debenture the Security Trustee on behalf of the Lenders hereby releases the shareholding in HDT charged by the Debenture from all moneys secured by and from all claims and demands under the Debenture

SIGNED AND DELIVERED
BY /s/  Frederick L. Yocum
   ---------------------------------------
     Frederick L. Yocum, Chairman
FOR AND ON BEHALF OF WHITE PINES MANAGEMENT LLC

TRANSFER
FORM

(TRANSFER BY             (Above this line for Registrars only)
COMPANY)

                                                       Certificate lodged with the Registrar


Consideration Money  $300,000                    (For completion by the Registrar/Stock Exchange)

NAME OF UNDERTAKING.               H. D. TECHNOLOGIES LIMITED (No. 2916498)

DESCRIPTION OF SECURITY.           Convertible Redeemable Preference Shares of Pound Sterling 1.00

NUMBER OR AMOUNT OF SHARES,         Words                         Figures
STOCK OR OTHER SECURITY AND,       One hundred and fifty
IN FIGURES COLUMN ONLY,                                          (150     units of Pound Sterling l.00)
NUMBER AND DENOMINATION
OF UNITS, IF ANY.


NAME AND ADDRESS OF                In the name(s) of
REGISTERED HOLDER SHOULD BE        GENOMIC SOLUTIONS LIMITED (No. 2315315)
GIVEN IN FULL.                     R/O 8 Blackstone Road
                                   Huntingdon
                                   Cambs
                                   PE18 6EF

We hereby transfer the above security out of the name(s) aforesaid to the          Stamp of Selling Broker(s) or, for transactions
person(s) named below.                                                             which are not stock exchange transactions of
                                                                                   Agent(s), if any, acting
                                                                                   for the Transferor(s)

Signed by    GENOMIC SOLUTIONS LIMITED
           ...............................................

 .........................................................

acting by:               /s/ P. Nicholas King
 ......................................................... Director
                         /s/ Paul Dunkley
 ......................................................... Director/Secretary
                                                           (DELETE AS APPROPRIATE) Date   25/1/00
                                                                                          ......................................

FULL NAME(S). FULL POSTAL                    STEPHEN CHARLES DAVIS
ADDRESS(ES)(INCLUDING COUNTY                 8 Flash Lane
OR, IF APPLICABLE, POSTAL                    Bollington
DISTRICT NUMBER) OF THE                      Macclesfield
PERSON(S) TO WHOM THE                        Cheshire
SECURITY IS TRANSFERRED.                     SK10 5AQ

PLEASE STATE TITLE, IF ANY, OR
WHETHER MR. MRS. OR MISS.

PLEASE COMPLETE IN TYPE
OR IN BLOCK CAPITALS.

I/We request that such entries be made in the register as are necessary to give effect to this transfer.

 STAMP OF BUYING BROKER(S) (IF ANY).           STAMP OR NAME AND ADDRESS OF
                                                  PERSON LODGING THIS FORM
                                                     (IF OTHER THAN THE
                                                     BUYING BROKER(S)).

TRANSFER
FORM

(TRANSFER BY             (Above this line for Registrars only)
COMPANY)

                                                       Certificate lodged with the Registrar


Consideration Money  $300,000                    (For completion by the Registrar/Stock Exchange)

NAME OF UNDERTAKING.               H. D. TECHNOLOGIES LIMITED (No. 2916498)

DESCRIPTION OF SECURITY.           Convertible Redeemable Preference Shares of Pound Sterling 1.00

NUMBER OR AMOUNT OF SHARES,         Words                         Figures
STOCK OR OTHER SECURITY AND,       One hundred and fifty
IN FIGURES COLUMN ONLY,                                           (150     units of Pound Sterling l.00)
NUMBER AND DENOMINATION
OF UNITS, IF ANY.


NAME AND ADDRESS OF                In the name(s) of
REGISTERED HOLDER SHOULD BE        GENOMIC SOLUTIONS LIMITED (No. 2315315)
GIVEN IN FULL.                     R/O 8 Blackstone Road
                                   Huntingdon
                                   Cambs
                                   PE18 6EF

We hereby transfer the above security out of the name(s) aforesaid to the          Stamp of Selling Broker(s) or, for transactions
person(s) named below.                                                             which are not stock exchange transactions of
                                                                                   Agent(s), if any, acting
                                                                                   for the Transferor(s)

Signed by    GENOMIC SOLUTIONS LIMITED
           ...............................................

 .........................................................

acting by:               /s/ P. Nicholas King
 ......................................................... Director
                         /s/ Paul Dunkley
 ......................................................... Director/Secretary
                                                           (DELETE AS APPROPRIATE) Date   25/1/00
                                                                                          ......................................

FULL NAME(S). FULL POSTAL                    ANDREW DAVID HOFFMAN
ADDRESS(ES)(INCLUDING COUNTY                 15 Spath Road
OR, IF APPLICABLE, POSTAL                    Didsbury
DISTRICT NUMBER) OF THE                      Manchester
PERSON(S) TO WHOM THE                        M20 2Q1
SECURITY IS TRANSFERRED.

PLEASE STATE TITLE, IF ANY, OR
WHETHER MR. MRS. OR MISS.

PLEASE COMPLETE IN TYPE
OR IN BLOCK CAPITALS.

I/We request that such entries be made in the register as are necessary to give effect to this transfer.

 STAMP OF BUYING BROKER(S) (IF ANY).           STAMP OR NAME AND ADDRESS OF
                                                  PERSON LODGING THIS FORM
                                                     (IF OTHER THAN THE
                                                     BUYING BROKER(S)).

                        CONTRACT MANUFACTURING AGREEMENT

     This contract manufacturing agreement (the "Agreement") is made as of this 13th day of July, 1999, by and between HD Technologies, Ltd. (the
"Manufacturer") with offices at 95-98 Atlas House, Simonsway, Manchester M22 5PP, England and Genomic Solutions Inc., a Delaware corporation with offices at 4355 Varsity Drive, Ann Arbor, Michigan 48108 (the "Purchaser").

     WHEREAS, the manufacturer develops and manufactures mass spectrometers;

     WHEREAS, the Purchaser and Manufacturer have entered into an agreement whereby the Manufacturer is designing and developing a MALDI-TOF mass spectrometer (the "Product") for the Purchaser;

     WHEREAS, the Purchaser desires to have the Manufacturer manufacture the Product, and the Manufacturer desires to manufacture and sell the Product to the Purchaser;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

          1. MANUFACTURE AND SALE OF THE PRODUCT.

               1.1 General. Subject to the terms and conditions of this Agreement, the Manufacturer shall manufacture and test the Product for the Purchaser in accordance with the attached product specifications (the "Product Specifications") and this Agreement. The Purchaser shall purchase, accept delivery of and pay for all such ordered Product which the Manufacturer shall so manufacture and deliver to the Purchaser in accordance with the requirements for manufacture and delivery of Product in the applicable Purchase Order and this Agreement.

               1.2 Changes to Specifications. If the Purchaser wishes to change the Product Specifications used to manufacture the Product or any part thereof, the Purchaser shall notify the Manufacturer in writing and the Manufacturer shall provide a quote for additional design work and manufacturing required to modify the existing Product for the production of Product according to the amended Product Specifications. The Manufacturer shall not be obliged to commence the additional work required until the additional price for such work and terms of payment thereof have been agreed in writing by both parties.

               1.3 Raw Materials. The Manufacturer shall order and purchase all raw materials for the manufacture of the Product in an expeditious manner after the receipt of a Purchase Order from Purchaser. Purchaser shall provide Manufacture a cash advance of forty five thousand (45,000) pounds Sterling to cover the raw material costs for each unit of Product ordered on the Purchase Order within thirty days of submitting the Purchase Order to the Manufacturer. Notwithstanding the forgoing, for the next three units, the Purchaser shall advance to the Manufacturer three (3) separate payments of forty five thousand (45,000) pounds Sterling each by the end of July, August and September of 1999.

     2. ROLLING FORECAST. The Purchaser's estimate of its requirement for the Product during the twelve months following the Effective Date (as hereinafter defined) is set forth in Exhibit B hereto. The Purchaser shall thereafter provide to the Manufacturer a forecast covering its requirements for Products to be delivered during each subsequent twelve (12) month period. The parties acknowledge and agree that the forecasts provided pursuant to this Section 2 are solely intended to aid the Manufacturer in marking preparations to timely provide the Purchaser with the ordered quantity of Products.

     3. RELATIONSHIP OF PARTIES. This Agreement shall not constitute either party the agent or legal representative of the other party for any purpose whatsoever, and neither party shall hold itself out as an agent of the other party. This Agreement creates no relationship of joint venturers, partners, associates, employment or principal and agent between the parties, and both parties are acting as independent contractors. Neither party is granted herein any right or authority to, and shall not attempt to, assume or create any obligation of responsibility or make any representation for or on behalf of the other party.

     4. TERMS OF PURCHASE ORDERS AND SALES.

                 4.1 Terms to Govern. This Agreement shall govern all orders for Product by the Purchaser and sales of Product by the Manufacturer to the Purchaser. Any different, conflicting or additional terms (other than terms as to quantities and proposed delivery dates) in any Purchaser Order or other writing from the Purchaser shall be of no force or effect unless they shall constitute a waiver, modification or amendment of this agreement duly made in accordance with Section 11.4. Each Purchase Order shall specify a quantity and delivery date and shall be faxed or sent by overnight mail to the Manufacturer not less than 18 weeks prior to the requested date of delivery. Notwithstanding the foregoing, the Manufacturer shall make a reasonable best effort to deliver three units of Product by December 15, 1999.

                 4.2 Purchase Orders. The Purchaser shall forward all Purchase Orders to the Manufacturer at its office in Manchester, England. A Purchase Order shall be deemed accepted if not rejected within five (5) business days after it is sent by the Purchaser.

                  4.3 Shipment, Delivery and Title. All products will be tendered and shipped F.O.B. the Manufacturer's factory. The Purchaser will select the method of delivery and carrier and pay the cost thereof. The Manufacturer will not be deemed to assume any liability in connection with any shipment because of the selection of a carrier. Title and risk of loss or damage to each of the Products will pass to the Purchaser when delivery is made to the possession of a carrier or the Purchaser, whichever occurs first. Claims in relation to Product damaged in transit shall be reported by the Purchaser to the carrier, if any, upon the receipt of the Product by the Purchaser. Nothwithstanding the foregoing, Manufacturer shall be responsible for properly packaging and crating the

Product for shipment.

                 4.4 Price. The price to be paid for each unit of Product by the Purchaser to the Manufacturer shall be sixty five thousand (65,000) pounds Sterling. This price shall be offset by any advances provides to Manufacturer for the purchase of raw materials. Nothwithstanding the foregoing, both parties agree the intent of this Agreement is for the Purchaser to pay the Manufacturer a fee of twenty thousand (20,000) pound Sterling for the manufacture and test of each unit of Product. Therefore, based on current estimates of 45,000 pounds per unit for raw material costs, the price at which Manufacturer will sell product to Purchaser (hereafter the "Transfer Price") has been preliminarily set at 65,000 pounds. Both parties agree to adjust the Transfer Price as necessary to maintain the fee per unit paid by the Purchaser to the Manufacturer for manufacture and test at 20,000 pounds Sterling.

                 4.5 Terms of Payment. Terms of payment for Products will be upon receipt of Product and the invoice from the Manufacturer by the Purchaser.

          5. WARRANTIES, TECHNICAL SUPPORT AND TRAINING.

               5.1 Limited Warranty. The Manufacturer warrants to the Purchaser that each Product manufactured and tested by it shall be free from defects in workmanship and materials in normal use and service for a period of thirteen
(13) months from the date of delivery to the Purchaser. Manufacturer further warrants that each unit of Product shall be manufactured substantially in accordance with the Manufacturer's customary procedures for such manufacture and the applicable Product Specification. If any Product covered by this warranty should cease to operate within Product Specifications within the warranty period set forth above, then Manufacturer shall repair or replace any defective part and provide technical advise and assistance to representatives of Purchaser or Purchaser's customer via phone, fax, or e-mail, or in person at the Manufacturer's offices at no charge to the Purchaser. The foregoing notwithstanding, the Manufacturer will not be responsible for damage to any product resulting from misuse, negligence or accident or resulting from repairs or alterations made by any person or firm other than the Manufacturer or a trained service representative of the Purchaser.

                 5.2 Training. Manufacturer agrees to provide up to three (3) weeks of technical and service training for up to four (4) representatives of the Purchaser at the Manufacturer's offices. All travel, lodging, and related costs shall be born by the Purchaser.

          6. INTENTIONALLY OMITTED

          7. TERM. This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue for a term of three (3) years, unless terminated prior to the expiration of this term in accordance with this Agreement. This Agreement shall automatically renew for successive three (3) year periods unless terminated in accord with paragraph 8.1.

          8. TERMINATION OF AGREEMENT.

                 8.1 Termination. The Purchaser and the Manufacturer shall each have the right to terminate this Agreement upon the giving of at least twelve (12) months prior written notice to the other party. In the event of any termination of this Agreement, the Manufacturer shall return to the Purchaser all unconsumed raw materials, all finished Product, and all designs, drawings, notes, technical documentation or other supporting documentation related to the design, development, manufacture or testing of the Product. Purchaser shall pay within thirty (30) days all monies owed Manufacture for invoices received by the Purchaser or labor related to work in progress for the Product.

                 8.2 Bankruptcy, etc. Either party upon written notice to the other party may terminate this Agreement at any time in the event the other party shall make any assignment or trust mortgage for the benefit of its creditors, or shall file a voluntary petition under the bankruptcy, reorganization, insolvency, or similar laws of any jurisdiction to which it is subject, or shall suffer an involuntary petition under such laws to be filed against it, or shall be adjudicated bankrupt or insolvent, or have an order for relief in bankruptcy entered concerning it, under the laws of any jurisdiction to which it is subject.

         9. NOTICES. Any Notice or other communication in connection with this Agreement shall be in writing and shall be deemed to be duly delivered if addressed as provided below and if sent by certified or registered air mail, postage prepaid, return receipt requested, or by Federal Express or other express courier service, or by hand delivery, addressed as follows:

          (a) If to the Manufacturer:

                                        HD Technologies Ltd.
                                        95-98 Atlas House,
                                        Simonsway, Manchester M22 5PP
                                        England
                                        Fax: (+44) 161-499-7603
                                        Attention: Stephen C. Davis

          (b) If to the Purchaser:

                                        Genomic Solutions Inc.
                                        4355 Varsity Drive
                                        Ann Arbor, Michigan 48108
                                        Fax: 734-975-4808
                                        Attention: Jeffrey Williams

Or to such other address as the addressee shall have specified in a notice actually received by the addressor.

         10. LICENSE AND INTELLECTUAL PROPERTY.

               10.1 License Grant to the Manufacturer. The Purchaser grants to the Manufacturer a non-exclusive, royalty-free license to use the Purchaser's trade marks in relation to the Products and all copyrights, patents, patent applications, know-how, design rights, trade secrets, confidential information, proprietary information and other rights (together "Proprietary Information") necessary for the manufacture and testing of the Products. Use of Purchaser's Proprietary Information shall be limited to the manufacturing of Products for the Purchaser.

               10.2 Confidentiality. In, order to facilitate the purpose of this Agreement, either party (the "Disclosing Party") may, but shall not be obligated to, disclose certain confidential information to the other party (the "Receiving Party"). The information may be disclosed orally, in writing, on film, on magnetic media, or in some other form (the "Information").
Information may include, but is not limited to, some or all of the following: technical specifications, computer programming techniques, software, documentation, product plans, business plans, customer lists and information, and financial, marketing or sales data. Dissemination of the Information by the Receiving Party shall be limited to the Receiving Party's employees who have a need to know and who shall be notified of the provisions of this Agreement. The foregoing notwithstanding, information will not constitute Information, and the Receiving Party will have no obligation to the Disclosing Party with respect to such information, if:


(a) Such information is or becomes publicly known or otherwise enters the public domain through no wrongful act of the Receiving Party;

(b) Such information is received by the Receiving Party from a third party which has no obligation to the Disclosing Party to maintain it in confidence;

(c)  Such information is required to be disclosed by law or any legal order.

               10.3 No Other Licenses. This Agreement shall not be construed to grant any license to either Party to use any trademark in any manner or to grant any other licenses between the parties except that license granted in Section
10.1 hereof.

     11.  GENERAL.

               11.1 Survival of Provisions. The provisions of Section 5, 6, 10.2 and this Section 11.1 shall survive the expiration or earlier termination of this Agreement for any reason.

               11.2 Prior Agreements. This Agreement (including, without limitation, the Exhibits hereto) contains the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements and understandings, written or oral, between them concerning such subject matter.


               11.3 Non-Waiver and Amendment. This Agreement and the warranties, representations and agreements contained herein may not be waived, modified or amended, in whole or in part, except by written agreement executed by authorized officers of the two parties, and no course of dealing or failure or delay shall constitute a

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

waiver hereunder.

               11.4 Severability. If any provision of this Agreement or any part thereof shall be found to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, such provision shall to such extent be deemed null and void and severed from this Agreement, and the remainder of the Agreement shall remain in full force and effect.

               11.5 Assignment and Benefits. Neither this Agreement nor any interest in it shall be assigned directly or indirectly by either party without the prior written consent of the other party, which consent may be withheld for any reason. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns.

               IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as a contract under seal as of the date first above written.

The Purchaser:                                    The Manufacturer:

By: /s/ Jeffery S. Williams                       By:  /s/ Steven Davis
   ---------------------------------                   -------------------------
   Title: President & CEO                              Title  Director
   Date:  July 19, 1999                                Date:  July 13, 1999


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




                                    Exhibit A
                             Product Specifications

OVERALL DIMENSIONS:                1845 mm wide x 760 mm deep x 1295 mm High
                                   free standing unit

MASS RESOLUTION:                   >15000 (FWHM) detector 3, Neurotensin

SENSITIVITY:                       10 femtomoles Neurotensin, gives S/N > 20:1

MASS ACCURACY:                     +/- 10 ppm (Av 6 measurements) at m/z -1000

AUTO LOADER:                       5 sample slide capacity cassette mechanism
                                   with loading robot arm


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